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                                                                     Exhibit 2.2
                                  AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER


          This Amendment dated as of July 10, 2001 (the "Agreement") to the
                                                         ---------
Agreement and Plan of Merger, dated June 20, 2001 (the "Merger Agreement") is
                                                        ----------------
entered into by and among CABOT OIL & GAS CORPORATION, a Delaware corporation

("Acquiror"), COG COLORADO CORPORATION, a Colorado corporation and wholly-owned
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subsidiary of Acquiror ("Merger Sub"), CODY COMPANY, a Colorado corporation
                         ----------
("Cody Company"), and all of the shareholders of Cody Company (the
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"Shareholders").  Acquiror and Merger Sub are sometimes referred to herein as
 ------------
the "Acquiror Companies" and the Acquiror Companies, Cody Company, and the
     ------------------
Shareholders are referred to herein individually as, a "Party," and collectively
                                                        -----
as, the "Parties."
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                                    RECITALS
                                    --------

          WHEREAS, the Parties have entered into the Merger Agreement;

          WHEREAS, the Parties find it necessary to amend the Merger Agreement in the manner specified in this Agreement to allow the Parties additional time to negotiate certain matters before the Closing (as defined in the Merger Agreement);

          WHEREAS, the provisions of this Agreement in no way diminish the rights and obligations of the Parties under provisions of the Merger Agreement that are not amended by this Agreement.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the Parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

Section 1.01.  Defined Terms.  Capitalized terms not defined herein have the
               -------------
same meaning specified in the Merger Agreement.

                                  ARTICLE II
                                  AMENDMENTS

Section 2.01.  Section 1.06(d) of the Merger Agreement.  Section 1.06(d) of the
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Merger Agreement is amended as follows:

          (a) in the third sentence of Section 1.06(d) of the Merger Agreement, replace "within 20 days after the date of this Agreement" with "by the end of the day which is two

                                       1
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business days after the day on which Acquiror has received all of the information requested in Appendix A hereto (the "Tax Diligence Deadline")";
                                                 ----------------------

          (b) in the fifth sentence of Section 1.06(d) of the Merger Agreement, replace "on or before July 20, 2001" with "at least three business days prior to the Closing Date";

          (c) in the seventh sentence of Section 1.06(d) of the Merger Agreement, replace "within 20 days after the date of this Agreement" with "by the Tax Diligence Deadline";

          (d) in the ninth sentence of Section 1.06(d) of the Merger Agreement, replace "on or before July 20, 2001" with "at least three business days prior to the Closing Date".

     Section 2.02. Definition of Identified Amended Return Issue. The definition
                   ----------------------------------------------
of "Identified Amended Return Issue" in Appendix I to the Merger Agreement is amended as follows: in the second sentence, replace "within 20 days of signing this Agreement" with "by the Tax Diligence Deadline".

     Section 2.03. Definition of Identified Inconsistent Position. The
                   -----------------------------------------------
definition of "Identified Inconsistent Position" in Appendix I to the Merger Agreement is amended as follows: in the second sentence, replace "within 20 days of signing this Agreement" with "by the Tax Diligence Deadline".

                                  ARTICLE III
                                 MISCELLANEOUS

     Section 3.01.  Compliance with Section 10.04 of the Merger Agreement.  The
                    -----------------------------------------------------
Parties agree that this Agreement amends the Merger Agreement in accordance with and in compliance with Section 10.04 of the Merger Agreement, and each Party represents and warrants that it has taken, and covenants that it will undertake, any and all actions necessary so that the amendments made by this Agreement are validly made in compliance with Section 10.04 of the Merger Agreement.

     Section 3.02.  Effect of Agreement. Except as expressly set forth herein,
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this Agreement does not alter or modify any right or obligation any Party has under the Merger Agreement.

     Section 3.03.  Counterparts.  This Agreement may be executed in multiple
                    ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                          [SIGNATURE PAGES TO FOLLOW]
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                                    CABOT OIL & GAS CORPORATION

                                    By: /s/ Ray Seegmiller
                                        ---------------------------------
                                        Title: Chief Executive Officer and
                                        Chairman of the Board


                                    COG COLORADO CORPORATION

                                    By: /s/ J. Scott Arnold
                                        ---------------------------------
                                        Title: Vice President


                                    CODY COMPANY

                                    By: /s/ Brown W. Cannon Jr.
                                        ---------------------------------
                                        Title: President


                                    By: /s/ Diane G. Wallach
                                        ---------------------------------
                                        Title: Secretary


                                    SHAREHOLDERS

                                    [Original signed by all Shareholders of Cody
                                    Company]